UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 23, 2012
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On January 23, 2012, the Board of Directors of The York Water Company (the “Company”) adopted and approved amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws, among other things:

•
Amend Section 2.05 to clarify that (1) abstentions are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at a meeting of shareholders and (2) abstentions and broker nonvotes are not counted as votes cast in calculating whether or not a majority of votes cast were cast in connection with a matter voted upon by shareholders.

•	Amend the provisions in Articles II and III relating to shareholder proposals at annual meetings and director nominations to:

o
clarify advance notice and related provisions, consistent with their purpose of establishing an orderly process for shareholders seeking to propose business at shareholder meetings or nominate directors;

o
expand disclosure requirements to include information regarding the proposing shareholder’s economic, voting and other interests that may be material to the Company’s and shareholders’ evaluation of the proposal or nomination; and

o
require shareholders seeking to propose business or nominate directors to update and supplement disclosures, if necessary, in order to ensure that the Company and its shareholders have current and accurate information.

•	Amend Section 3.05 to reduce the minimum number of directors that shall constitute each class from three to two.

•	Amend Section 4.01 and various other provisions to provide that notices may be delivered by email or other electronic communication.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of The York Water Company, effective January 23, 2012

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: January 26, 2012	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer